LETTER AGREEMENT
                                     BETWEEN
                           UNITED CAPITAL GROUP, LTD.,
                                       AND
                        FIRST CAPITAL INTERNATIONAL, INC.

This Letter Agreement, hereinafter referred to as tile "Agreement", is made by and between UNITED CAPITAL GROUP, LTD., a Corporation duly chartered under the laws of Gibraltar, hereinafter referred to as "UCG", and FIRST CAPITAL INTERNATIONAL, INC., a Corporation duly chartered under the laws of the State of Delaware, USA, hereinafter referred to as "FCI". UCG and FCI are collectively referred to in this Agreement as the "Parties".

The Parties to this Agreement through discussions and negotiations have agreed to the following terms and conditions:

I. The Parties do hereby expressly agree that FCI will receive a Credit Line, from UCG, of an amount up to and not to exceed Three Hundred Thousand ($300,000.OOUSD) Dollars, hereinafter referred to as the "Credit Line".

II. Both Parties do hereby expressly agree that the above referenced Credit Line will be extended for the payment of any and all debts owed by the predecessor company of FCI, known as Ranger, USA, hereinafter referred to as "Ranger".

III. Both Parties do hereby expressly agree that the above referenced Credit Line will further be utilized for the payment of the following, as well: all Consulting work performed by outside Consultants, all expenses related to the business developments in the Countries/Republics of Moldova, Lithuania, Estonia and Russia, to pay for all required personnel salaries and certain expenses/charges and to pay for all telephone, Internet related charges, travel, entertainment and professional fees. The Parties agree that the above referenced listing of charges and expenses are not to be considered all inclusive; certain other expenses and charges could arise which would be paid from this Credit Line, as well.

IV.  Both  Parties  do  hereby  expressly  agree  the UCG has  paid  some of the following expenses, during the time frame of 01 June 1998 through 01 September 1998, related to the evaluation of Ranger, as well as, some of the legal expenses related to the FCI acquisition and new business development related to future business for FCI. The Parties do expressly agree that any of these amounts expended during this time frame should be made an integral part and covered by the Credit Line Letter Agreement.

                                LETTER AGREEMENT
                                     BETWEEN
                           UNITED CAPITAL GROUP, LTD.,
                                       AND
                        FIRST CAPITAL INTERNATIONAL, INC.

Page  2

V. Both Parties do hereby expressly agree that the Expense calculations as incorporated and attached herein for all purposes as Exhibit "A", are true, accurate and correctly calculated and further should be made an integral part of this Agreement.

VI. Both Parties do hereby expressly agree that the Credit Line could be extended through any Credit facilities and/or by direct payments to be made for the above-referenced services, charges and/or expenses by EuroCapital Group (IOM) or ECL Trading Co., Inc., (Houston, Texas).

VII. Both Parties do hereby expressly agree that FCI will reimburse UCG by 01 February 1999, all amount of the extended credit by that time with a lump sum payment including 8% interest, per annum; however, interest will be calculated only from the date that the respective amounts of credit are billed.

VIII.Both Parties do hereby  expressly agree that in the event that repayment is not made to UCG by FCI, then FCI will cause to be issued shares of it's Restricted Common Stock in an amount adequate to cover any and all amounts extended to FCI by UCG under the Credit Line; such shares of FCI stock will be issued at a per share price of $0.025 cents. Additionally, both Parties expressly agree that FCI will cause these requisite shares certificates to be issued on a timely basis to allow this debt under the Credit Line to be fully converted into the Restricted Common shares of stock, as above-referenced.

IX. Both Parties do hereby expressly agree that in the event FCI will continue to utilize the remaining Credit Line available balance and/or credit facilities, those respective funds drawn on after 01 February 1999 shall be paid back to UCG no later than 01 May 1999 or be converted into Restricted shares of Common stock of FCI based upon the per share price of $0.05 cents. In the event of the utilization of this new agreed to shares conversion, FCI does hereby agree to immediately cause the requisite amount of shares, to equal the new outstanding balance borrowed by FCI, of its Restricted Common stock to be issued to UCG without any unreasonable delays.

X. Both Parties do hereby expressly agree that this Agreement is Final and will come into full force and effect upon the signing of same and as evidenced by the Parties signatures below.

                                LETTER AGREEMENT
                                     BETWEEN
                           UNITED CAPITAL GROUP, LTD.,
                                       AND
                        FIRST CAPITAL INTERNATIONAL, INC.

Page  3

XI. Both Parties do hereby expressly agree that this Agreement was negotiated in good faith and that both Parties do expressly understand the full extent and nature of this Agreement and that this Agreement evidences the true agreed to terms and conditions set forth between UCG and FCI, as evidenced by the Parties signatures below.

XII. This Agreement may be executed and signed by facsimile and if indeed signed by the Parties through facsimile then the facsimile copy will for all intent and purposes be treated as an original with full force and effect.

XIII.This Agreement may be only changed, modified or amended by a written instrument signed by both Parties to this Agreement.

XIV. This Agreement is subject to the laws of the United Kingdom.

     EXECUTED this ___ day of February 1999 and to be effective as of the 01 September 1998.

     AGREED TO AND ACCEPTED BY:


     UNITED  CAPITAL  GROUP,  LTD.     FIRST  CAPITAL  INTERNATIONAL,  INC.


     ______________________________     ____________________________
                                        Alex  Genin  -  President